UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2005

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100

Lake Forest, CA  92630

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 30, 2005, Liquidmetal Technologies, Inc. (the “Company”) announced the following management and director changes:

On December 30, 2005, the Board of Directors of the Company elected Ricardo A. Salas as President and Chief Executive Officer of the Company.  Simultaneous with the election of Mr. Salas to these offices, John Kang resigned as the Company’s President and Chief Executive Officer.  Mr. Kang remains as Chairman of the Board of the Company, and he will continue to work for the Company on a full-time basis focusing on sales and business development.

In addition, on December 26, 2005, Vincent Addonisio resigned as a director and chairman of the Audit Committee of the Company.  Mr. Addonisio’s resignation was not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies, or practices.  On December 30, 2005, the Board of Directors of the Company elected Mr. Salas as a director of the Company to fill the vacancy created by Mr. Addonisio’s resignation.  In connection with Mr. Salas’ election as a director, there was no arrangement or understanding between Mr. Salas and any other persons pursuant to which Mr. Salas was elected as a director.  Mr. Salas will serve as a Class III Director whose term will expire at the annual stockholder meeting for 2007.  Dean Tanella, a current member of the Board’s Audit Committee, has assumed the role of Audit Committee Chairman.

Mr. Salas, who is 41 years of age, previously served as a Board member of the Company from April 1995 to May 2003.  From January 2000 through June 2005, Mr. Salas served as Chief Executive Officer of iLIANT Corporation, an information technology and outsourcing service firm in the health care industry, and he continues to serve as Chairman of iLIANT.  From 1987 through 2004, he has been Vice President of J. Holdsworth Capital Ltd., a private investment firm.  As an officer of J. Holdsworth Capital Ltd., Mr. Salas held positions in various investments including Medical Manager Corporation as a vice president between June 1999 to January 2000, National Medical Systems, Inc. as vice president between April 1994 to February 1997, and Uni-Flange Corporation as vice president between June 1989 to June 1994.  He currently serves as a director of VillageEDOCS, a provider of business information delivery services and products.  Mr. Salas received a B.A. degree in Economics from Harvard College in 1986.

Mr. Salas will receive an initial base salary of $250,000 for serving as President and Chief Executive Officer of the Company.  The Company and Mr. Salas have not entered into an employment agreement relating to Mr. Salas’ employment with the Company, but the Company may determine to do so in the future.

Item 7.01          Regulation FD Disclosure.

The Press Release, dated December 30, 2005, attached to this Form 8-K as Exhibit 99.1 is hereby being filed under Item 7.01 of Form 8-K.

Item 9.01          Exhibits.

The following exhibit is being filed as a part of this Form 8-K:

Exhibit 99.1            Press Release, dated December 30, 2005, announcing management and director changes at Liquidmetal Technologies, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Young Ham
Young Ham
Chief Financial Officer

Date:  December 30, 2005

EXHIBIT INDEX

Exhibit 99.1           Press Release, dated December 30, 2005, announcing management and director changes at Liquidmetal Technologies, Inc.